Exhibit 10.15

THIS AMENDED AND RESTATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURED PROMISSORY NOTE, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH EXEMPTION IS AVAILABLE IN THE OPINION OF COUNSEL FOR THE HOLDER, WITH SUCH OPINION AND COUNSEL BEING REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY.

JP OUTFITTERS, LLC,

a Delaware Limited Liability Company

AMENDED AND RESTATED PROMISSORY NOTE

$500,000.00	Original Date of Issuance: July 10, 2019
Date of Amendment and Restatement June 10, 2021

JP Outfitters, LLC, a Delaware limited liability company (the “Company”) promises to pay to the order of AsiaMax Holdings Limited, a Hong Kong limited company or its assignee (the “Payee”), the principal sum of Five Hundred Thousand Dollars ($500,000.00) (the “Principal”), together with cash interest of six percent (6%) per annum on the outstanding principal balance from the date 90 days after Payee funded the Principal until this Amended and Restated Promissory Note (“Note”) has been indefeasibly paid in full. The outstanding principal and all accrued and unpaid interest shall be due in full on June 30, 2022 (the “Maturity Date”).

1. Prepayment. The Company shall not prepay this Note without first providing at least ten (10) days prior written notice to the Payee.

2. Restrictions on Certain Activities. For so long as this Note remains outstanding, the Company shall not take any of the following actions without the prior written consent of the Holder:

a.	declare or pay any cash dividends;
b.	make loans or advances to any officer, director, owner, or partner; or
c.	payback to shareholders any outstanding shareholder loans.

3. Mutilated, Destroyed, Lost or Stolen Note. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new Note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of an in substitution for the destroyed, lost or stolen Note. In case of a mutilated or defaced Note, the Holder shall surrender each Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note; and (ii) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

4. Collection Costs. The Company agrees that, upon the Company’s default of any of its obligations hereunder, the Company shall reimburse, indemnify and hold harmless the Holder for all reasonable costs and expenses (including reasonable attorney’s fees) incurred in connection with the enforcement and collection of this Note.

5. Payment. All Payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of Principal and interest hereunder and shall satisfy and discharge the liability for Principal and interest on this Note to the extent of the sum represented by such payment. Payments shall be credited first to the accrued interest then due and payable and the remainder applied to Principal.

6. Waivers, Amendments. No failure or delay by the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Note nor any provision hereof may be waived, amended, modified or supplemented, nor shall any departure herefrom or therefrom be consented to, except pursuant to a written agreement entered into between the Company and the Holder. Such amendment may be general or in a particular instance and either retroactive or prospective.

7. Announcements. Each party hereby acknowledges and consents that the Payee and/or its direct holding company(ies) and/or its indirect holding company(ies) shall issue announcement(s) relating to this Note or any other agreement, instrument, certificate or document contemplated hereby or the transactions contemplated hereby or thereby in accordance with the requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited and/or other applicable laws, rules and regulations.

8. Assignment. The rights and obligations of the Company hereunder shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto. The Company may not assign or transfer its obligations hereunder without the prior written consent of the Holder. The Holder may assign this Note to any direct or indirect subsidiary of Holder or any affiliate of Holder.

9. Notices. Any notice, request or other communication required or permitted hereunder shall by in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to such party at its address set forth below, or such other address as such party may hereinafter specify by notice to each party thereto:

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If to the Company, to:	JP Outfitters, LLC
1111 Brickell Avenue, Suite 1300
Miami, FL 33131
Attention: Douglas L. O’Keefe

If to the Holder:	AsiaMax Holdings Limited 18th Floor, Win Plaza
9 Sheung Hei Street
San Po Kong, Kowloon Hong Kong Attention: Sam Chung
Electronic mail: sam.chung@sphk.com.hk

or such other address as may be designated by the Holder in writing.

10. Governing Law. This Note shall be governed by and construed in accordance with the substantive laws of the State of Delaware, excluding that body of law relating to conflicts of laws.

11. Consent to Jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, managers, shareholders, members, partners, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Ohio. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Ohio for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service or process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER (INCLUDING THEIR RESPECTIVE AFFILIATES, AGENTS, OFFICERS, DIRECTORS, MANAGERS, SHAREHOLDERS, MEMBERS, PARTNERS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

13. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

14. Integration. This Note supersedes and replaces all prior oral and written agreements between the parties regarding the original Convertible Promissory Note, conversion and conversion rights of Payee, and the parties acknowledge that Payee currently hold no membership interests in the Company.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties have caused this Amended and Restated Promissory Note to be duly executed and delivered in favor of the Holder as of the date first set forth above.

Company:

JP Outfitters, LLC

By:	/s/ Douglas L. O’Keefe
Name:	Douglas L. O’Keefe
Tile:	Manager

Payee:

AsiaMax Holdings Limited

By:	/s/ Sam Chung
Name:	Sam Chung
Tile:	Director